                                                                 EXHIBIT 11.1 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                CURAFLEX HEALTH SERVICES, INC. AND SUBSIDIARIES

     Income (loss) per common share is computed based upon the weighted average number of common shares and common equivalent shares outstanding during each year except in loss years.

     Pursuant to Securities and Exchange Commission Staff Bulletin No. 83, common shares issued for consideration below an assumed initial public offering price (the "IPO Price") and common stock equivalents granted or issued with exercise prices below the IPO Price during the 12-month period preceding the date of the initial filing of the Company's registration statement for the initial public offering of its common stock have been included in the calculation of weighted average common and common share equivalents, using the treasury stock method, as if they were outstanding for all periods presented.

     The effects of common stock equivalents on the calculation of loss per common share for the years ended December 31, 1992 and 1993 are antidilutive in nature and, other than as discussed above, have been excluded from the calculation of weighted average common and common equivalent shares outstanding for those years.

     The computations of the weighted average common shares and common equivalents outstanding follows (in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                            ----------------------------
                                                             1991      1992       1993
                                                            ------    -------    -------
        Weighted average number of common shares
          outstanding during the year.....................   4,336     10,769     14,258
        Incremental shares assumed to be outstanding
          pursuant to SEC Staff Accounting Bulletin No.
          83:
             Assumed conversion of Series C preferred
               stock......................................     371         --         --
             Assumed exercise of stock options and
               warrants...................................     237         30         --
        Dilutive effect of assumed conversion of Series A
          and B preferred stock and exercise of options
          and warrants....................................   4,066         --         --
                                                            ------    -------    -------
        Weighted average number of common and common
          equivalent shares...............................   9,010     10,799     14,258
                                                             =====     ======     ======

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

                                                                      EXHIBIT 11

                         MEDISYS, INC. AND SUBSIDIARIES

                    DETAIL COMPUTATION OF EARNINGS PER SHARE

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1993             1992
                                                                     ------------     ------------
PER SHARE DATA
Net income per common and common equivalent share, primary.........        $0.05            $0.15
Net income per common and common equivalent share, fully diluted...         0.05             0.15
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
Primary:
  Weighted average common shares outstanding.......................   11,313,000       10,015,000
  Common equivalents:
     Dilutive stock options and warrants, treasury stock method....      302,000          405,000
     Debt payable in common stock..................................      788,000           86,000
                                                                     ------------     ------------
                                                                      12,403,000       10,506,000
                                                                      ==========       ==========
Fully diluted:
  Weighted average common shares outstanding.......................   11,313,000       10,015,000
  Common equivalents:
     Dilutive stock options and warrants, treasury stock method....      270,000          445,000
     Debt payable in common stock..................................      788,000           86,000
  Contingently issuable shares under acquisition agreements........      758,000           29,000
                                                                     ------------     ------------
                                                                      13,129,000       10,575,000
                                                                      ==========       ==========

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